EMPLOYMENT AGREEMENT


                AGREEMENT dated as of January 1, 1999, by and between HANSEN NATURAL CORPORATION, a Delaware corporation (the "Corporation"), and HILTON H. SCHLOSBERG (the "Executive").

                IN CONSIDERATION OF the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation and the Executive agree as follows:

                1. Employment. The Corporation shall employ the Executive and the Executive agrees to serve as an executive of the Corporation, in such capacities and upon such conditions as are hereinafter set forth.


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                2.       Definitions.

                (a) "Cause" shall mean (i) an act or acts of dishonesty or gross misconduct on the Executive's part which result or are intended to result in material damage to the Corporation's business or reputation or (ii) repeated material violations by the Executive of his obligations under Section 4 of this Agreement which violations are demonstrably willful and deliberate on the Executive's part and which result in material damage to the Corporation's business or reputation and as to which material violations the Board of Directors of the Corporation has notified the Executive in writing.

                (b)      "Constructive Termination" shall mean:

                      (i) without the written consent of the Executive,  (A) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Section 4 of this Agreement, or (B) any other substantial adverse change in such position, including titles, authority or responsibilities;

                     (ii) any failure by the  Corporation  to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive;

                    (iii) the Corporation's  requiring the Executive without his consent to be based at any office or location outside of Orange County, California except for travel reasonably required in the performance of the Executive's responsibilities; or

                     (iv) any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 12(b), provided that the successor has had actual written notice of the existence of this Agreement and its terms and an opportunity to assume the Corporation's responsibilities under this Agreement during a period of 10 business days after receipt of such notice.

                3. Employment Period. The "Employment Period" shall be the period commencing January 1, 1999, and ending on December 31, 2003, subject to extension or termination as hereinafter provided. On December 31, 2003, and on each December 31 thereafter, the Employment Period shall be automatically extended by one additional year unless prior to June 30, 2003, or any subsequent June 30, the Corporation shall deliver to the Executive or the Executive shall deliver to the Corporation written notice that the Employment Period will not be extended (a "Non-Renewal Notice"), in which case the Employment Period will end at its then scheduled expiration date and shall not be further extended except by written agreement of the Corporation and the Executive.

                4.       Position and Duties.

                (a) No Reduction in Position. During the Employment Period, the Executive's position (including titles), authority and responsibilities (including, without limitation, reporting authority and responsibility) shall be at least commensurate with the position of President and COO. It is understood that, for purposes of this Agreement, such position, authority and responsibilities shall not be regarded as not commensurate merely by virtue of the fact that a successor shall have acquired all or substantially all of the business and/or assets of the Corporation as contemplated by Section 12(b) of this Agreement, provided that the Executive shall continue to have a position and authority and responsibilities with respect to such successor or affiliated company substantially corresponding to that of the Executive with respect to the Corporation prior to such acquisition. As used in this Agreement, the term "affiliated company" means any company controlling, controlled by, or under common control with the Corporation. During the Employment Period, the Executive also agrees to serve without additional compensation as President of Hansen Beverage Company ("HBC"), the Corporation's wholly-owned subsidiary.

                (b) Business Time. During the Employment Period, the Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the responsibilities assigned to him hereunder, to the extent necessary to discharge such responsibilities.

                5.       Compensation.

                (a) Base Salary. During the Employment Period, the Executive shall receive a base salary (the "Base Salary"), payable bi-weekly or in such other installments as may be agreed upon, at an annual rate of $180,000 for the 12-month period ending December 31, 1999, and increasing by a minimum of 8% for each subsequent 12-month period during the Employment Period. The Corporation shall review the Base Salary annually and in light of such review may, in the discretion of the Board of Directors of the Corporation increase (but not decrease) the Base Salary by more than the minimum 8% per annum increase taking into account any change in the Executive's responsibilities, increases in compensation of other executives with comparable responsibilities, performance of the Executive and other pertinent factors, and such adjusted Base Salary shall then constitute the "Base Salary" for purposes of this Agreement.

                (b) Bonus. In addition to the Base Salary, the Executive may be granted a bonus ("Bonus"), payable at such times, and in such amounts, as may be fixed from time to time at the discretion of the Board of Directors.

                (c) Incentive and Savings Plans; Retirement and Life Insurance Programs. In addition to the Base Salary and Bonus payable as hereinabove provided, during the Employment Period, the Executive shall be entitled to participate in all incentive and savings plans and programs, including stock option plans and other equity-based compensation plans, and in all retirement and life insurance plans which the Corporation may from time to time make available to the Executive and/or any other executives of the Corporation or any affiliated company.

                (d) Benefit Plans. During the Employment Period, the Executive, his spouse and their eligible dependents (as defined in, and to the extent permitted by, the applicable plan), as the case may be, shall be entitled to participate in or be covered under all medical, dental, disability, group life, accidental death and travel accident insurance plans and programs of the Corporation and its affiliated companies (at the most favorable level of participation and providing highest levels of benefits available to him) as in affect (i) on the date hereof or (ii) if more favorable to the Executive, as in effect at any time thereafter with respect to the Executive or other executives with comparable responsibilities.

                (e)  Club  Memberships.   During  the  Employment   Period,  the
Corporation shall pay all initial and annual fees and all other reasonable expenses relating to membership in up to two (2) business or social clubs to be selected by the Executive in his sole discretion.

                (f) Automobile. During the Employment Period, the Corporation shall pay all costs and expenses relating to the purchase or lease, use, and maintenance of a luxury automobile to be dedicated to the sole use of the Executive.

                (g) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable travel, entertainment and other expenses incurred by the Executive in connection with the performance of his duties hereunder in accordance with such policies and procedures as the Corporation may from time to time establish.

                (h) Vacation and Fringe Benefits. During the Employment Period, the Executive shall be entitled to paid vacation consisting of four (4) weeks per year to be taken at such times selected by the Executive and reasonably acceptable to the Corporation, such vacation to accrue ratably during the Employment Period; such other paid holidays as may be accorded to employees of the Corporation as well as up to ten (10) paid personal days per year to be taken at such times as may be selected by the Executive.

                6.       Termination.

                (a) Death or Disability. This Agreement shall terminate automatically upon the Executive's death. The Corporation may terminate this Agreement, after having established the Executive's Disability, by giving to the Executive written notice of its intention to terminate his employment, and his employment with the Corporation shall terminate effective on the 90th day after receipt of such notice if, within 90 days after such receipt, the Executive shall fail to return to full-time performance of his duties. For purposes of this Agreement, "Disability" means disability which would entitle the Executive to receive full long-term disability benefits under the Corporation's long-term disability plan, or if no such plan shall then be in effect, any physical or mental disability or incapacity which renders the Executive incapable of performing the services required of him in accordance with his obligations under
Section 4 hereof for a period of more than 120 days in the aggregate during any 12-month period during the Employment Period.

                (b) Voluntary Termination. Notwithstanding anything in this agreement to the contrary, the Executive may, upon not less than 90 days' written notice to the Corporation, voluntarily terminate employment for any reason, provided that any termination by the Executive pursuant to Section 6(d) on account of Constructive Termination shall not be treated as a voluntary termination under this Section 6(b).

                (c)  Cause.   The  Corporation  may  terminate  the  Executive's
employment for Cause.

                (d) Constructive Termination. The Executive may terminate his employment for Constructive Termination.

                (e) Notice of Termination. Any termination by the Company for Cause or by the Executive for Constructive Termination shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(c). For purposes of this Agreement, a "Notice of Termination" means a written notice given, in the case of a termination for Cause, within 30 business days of the Corporation's having actual knowledge of the events giving rise to such termination, and in the case of a termination for Constructive Termination, within 90 days of the Executive's having actual knowledge of the events giving rise to such termination, and which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than 15 days after the giving of such notice). The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

                (f) Date of Termination. For the purpose of this Agreement, the term "Date of Termination" means (i) in the case of a termination for which a Notice of Termination is required, the date of receipt of such Notice of Termination or, if later, the date specified therein, as the case may be and
(ii) in all other cases, the actual date on which the Executive's employment terminates during the Employment Period.

                7.  Obligations  of  the  Corporation  upon  Termination.   Upon
termination  of  this  Agreement  the  Corporation   shall  have  the  following
obligations:

                (a) Death. If the Executive's employment is terminated during the Employment Period by reason of the Executive's death, the Corporation shall
(i) continue to pay to the Executive's legal representatives the Executive's full Base Salary for a period of one year from the Date of Termination, (ii) provide the Executive's dependents with the benefits provided under Sections 5(d) and 5(f) for a period of one year from the Date of Termination, (iii) pay to the Executive's legal representatives any compensation previously deferred by the Executive and not yet paid by the Corporation and any accrued vacation pay not yet paid by the Corporation and (iv) pay to the Executive's legal representatives any other amounts or benefits owing to the Executive's beneficiaries under the then applicable employee benefit plans or policies of the Corporation (such amounts specified in clauses (iii) and (iv) are hereinafter referred to as "Accrued Obligations").

                (b) Disability. If the Executive's employment is terminated by reason of the Executive's Disability, the Corporation shall (i) continue to pay to the Executive his full Base Salary for a period of one year from the Date of Termination, (ii) provide the Executive and his dependents with the benefits provided under Sections 5(d) and 5(f) for a period of one year from the Date of Termination, and (iii) pay to the Executive the Accrued Obligations.

                (c) Cause and Voluntary Termination. If, during the Employment Period, the Executive's employment shall be terminated for Cause or voluntarily terminated by the Executive (other than on account of Constructive Termination), the Corporation shall pay the Executive all Base Salary and benefits to which the Executive is entitled pursuant to Section 5 through the Date of Termination and the Accrued Obligations. Unless otherwise directed by the Executive, the Executive shall be paid all such Accrued Obligations in a lump sum in cash within 30 days of the Date of Termination and the Corporation shall have no further obligations to the Executive under this Agreement.

                (d) Termination by Corporation other than for Cause or Disability and Termination by the Executive for Constructive Termination. If, during the Employment Period, the Corporation gives a Non-Renewal Notice or terminates the Executive's employment other than for Cause or Disability, or the Executive terminates his employment for Constructive Termination, the Corporation shall pay or provide to the Executive the following:

                      (i) Cash Payment.  First, the Corporation shall pay to the
                Executive in a lump sum in cash within 15 days after the Date of Termination the aggregate of the following amounts:

                                  (A) if not  theretofore  paid, the Executive's
                Base Salary through the date of Termination (plus, in the case of termination without Cause, two weeks of Base Salary in lieu of notice) at the rate in effect on the Date of Termination;

                                  (B)      a cash amount equal to any amounts
                described in Section 7(a)(iv); and

                                  (C) the present value of the Executive's  Base
                Salary for the period through December 31, 2003, or through the date which is twelve months from the Date of Termination, whichever period is longer, at the rate in effect on the Date of Termination, discounted at the interest rate payable on one year Treasury Bills in effect on the day that is 30 business days prior to the Date of Termination, as if paid monthly from the Date of Termination in arrears.

                     (ii) Benefits Continuation. Second, for the period from the
                Date of Termination to December 31, 2003, or through the date which is twelve months from the Date of Termination, whichever period is longer, the Corporation shall provide for the participation of the Executive, his spouse and their eligible dependents (as defined in the applicable plan), as the case may be, in the plans described in Section 5(d) on the same terms as described in Section 5(d), and for the automobile provided under
                Section 5(f). All rights under this Section 7(d)(ii) shall cease immediately upon the Executive's violation of Section 11(b).

                    (iii) Deferred Payment. Third, the Corporation shall pay the
                Executive any amounts payable under Section 7(a)(iii) on the terms and conditions of the applicable plan or policy.

                     (iv) Discharge of Corporation's Obligations. Subject to the
                performance of its obligations under this Section 7(d), the Corporation shall have no further obligations to the Executive under this Agreement in respect of any termination by the Executive for Constructive Termination or by the Corporation other than for Cause or Disability, except to the extent expressly provided under Sections 10 or 12 hereof or under any of the plans referred to in Sections 5(c) or 5(d) hereof.

                8. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Corporation or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other agreements with the Corporation or any of its affiliated companies, including, but not limited to, stock option or restricted stock agreements. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Corporation or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

                9. Full Settlement. Except as provided in Sections 7(d)(ii) and 11(b), the Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others whether by reason of the subsequent employment of the Executive or otherwise. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement. In the event that the Executive shall in good faith give a Notice of Termination for Constructive Termination and it shall thereafter be determined that Constructive Termination did not take place, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated, at the date of giving such purported Notice of Termination, by mutual consent of the Corporation and the Executive and, except as provided in the last preceding sentence, the Executive shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date had he terminated his employment voluntarily at such date under this Agreement.

                10. Legal Fees and Expenses. In the event that a claim or payment or benefits under this Agreement is disputed, the Corporation shall pay all reasonable attorney fees and expenses incurred by the Executive in pursuing such claim, provided that Executive is successful as to at least part of the disputed claim by reason of arbitration (as set forth in Section 13(g)) or settlement.

                11.      Special Obligations of the Executive.

                (a) Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, (i) obtained by the Executive during his employment by the Corporation or any of its affiliated companies and (ii) not otherwise public knowledge (other than by reason of an unauthorized act by the Executive). After termination of the Executive's employment with the Corporation, the Executive shall not without the prior written consent of the Corporation, unless compelled pursuant to an order of a court or other body having jurisdiction over such matter, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it. In no event shall an asserted violation of the provisions of this Section 11(a) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

                (b) Noncompetition. In order for the Corporation to reasonably protect its interests against the competitive use of any confidential information, knowledge or relationships concerning the business of the Corporation and its affiliated companies to which the Executive has access because of the special nature of his employment, the Executive shall not during the Employment Period and for a period of six months thereafter, directly or indirectly, by ownership of securities or otherwise, engage in any business organization whose activities are competitive in any state of the United States or in any foreign country with activities in which the Corporation and/or its affiliated companies are engaged in such state or country, or become associated with or render services to any person, business or enterprise so engaged. Mere ownership as an investor of not more than 5% of the securities of a corporation or other business enterprise shall not be deemed an association with such corporation or enterprise.

                12.      Successors.

                (a) This Agreement is personal to the Executive and, without the prior written consent of the Corporation, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                (b) This Agreement shall inure to the benefit of and be binding upon the Corporation and its successors. The Corporation shall require any successor to all or substantially all of the business and/or assets of the Corporation, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Corporation would be required to perform if no such succession had taken place. For purposes of this
Section 12(b), the term "Corporation" shall include the Corporation and HBC.

                13.      Miscellaneous.

                (a) Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, applied without reference to principles of conflict of laws.

                (b) Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

                (c) Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


                If to the Executive        2 Nidden
                                           Irvine, California  92612


                If to the Corporation:     Hansen Natural Corporation
                                           2380 Railroad Street
                                           Corona, CA  91720
                                           Attention:  Board of Directors


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

                (d) Tax Withholding. The Corporation may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

                (e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

                (f) Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

                (g) Arbitration. Except with respect to the rights of the Corporation to apply to a court of law or equity for equitable relief in the event of the breach by the Executive of any of the provisions of Section 11 of this Agreement, any controversy or claim arising out of or relating to this Agreement or its termination shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Any such arbitration shall take place in Los Angeles, California or at such other location as may be agreed by the parties.

                IN WITNESS WHEREOF, the Executive has hereunto set his hand and the Corporation has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.



                                                     HANSEN NATURAL CORPORATION



                                                          By:
                                                          Title:  Chairman


                                                            EXECUTIVE:




                                                            Hilton H. Schlosberg